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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 25, 2002 accompanying the financial statements of the Penn Insurance and Annuity Company, and to the use of our report dated April 5, 2002 accompanying the financial statements of PIA Variable Annuity Account I in the Post-Effective Amendment Number 8 to Registration Statement Number 33-83120 on Form N-4 and the related Prospectus of PIA Variable Annuity Account I.


                                                           /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 17, 2002